EXHIBIT 99.1

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
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Media Contact: Kekst & Co.                                          STILWELL
  Michael Herley (212-521-4897)                                  FINANCIAL INC.

Investor Contact:                                                          920 Main Street, 21/st/ Floor
  Landon H. Rowland (816-218-2416)                                           Kansas City, Missouri 64105
    Chairman, President and CEO                                                           NYSE Symbol:SV
  Daniel P. Connealy (816-218-2412)
    Vice President and Chief Financial Officer                    Release No. 2001-24   Date:October 3, 2001
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                                                  {News Release}

                                        STILWELL FINANCIAL INC. ANNOUNCES
                                         ACQUISITION OF REMAINING SHARES
                                      OF THOMAS BAILEY'S JANUS COMMON STOCK

                                                     (Page 1)
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Kansas City, Missouri

     Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) announced that it expects to purchase the remaining 600,000 shares of Janus Capital Corporation ("Janus") common stock held by Thomas H. Bailey, the President, Chairman and Chief Executive Officer of Janus. After completion of the transaction, expected to occur within 120 days, Stilwell will own approximately 97.8% of Janus, with the remainder owned by Janus employees. Mr. Bailey is expected to continue in his current role with Janus.

     The acquisition of the common stock by Stilwell, which is pursuant to the exercise today by Mr. Bailey of put rights that were included in the 1984 Stock Purchase Agreement, will cost approximately $603 million. Stilwell currently has resources available - cash and existing credit facilities - to complete the transaction. As with the purchase of shares earlier in 2001, however, Stilwell is currently evaluating alternative financing arrangements before completing the transaction.

     Under the terms of the 1984 purchase of Janus, Mr. Bailey retained certain contractual management and board selection rights with respect to Janus. Although Mr. Bailey will continue as a director of Janus, these rights will terminate upon completion of Stilwell's purchase of Mr. Bailey's remaining Janus shares. Because termination of these rights may be deemed to result in an assignment of the investment advisory and distribution agreements between Janus and various mutual funds for which Janus serves as adviser or sub-adviser, certain of these agreements as appropriate will be submitted to the trustees or shareholders for their approval.

     Mr. Bailey commented: "This is simply a prudent economic decision. This transaction doesn't change our day-to-day business and I have every intention of staying at Janus as CEO."

     Landon H. Rowland, Stilwell's Chairman, President and Chief Executive Officer, commented: "We fully understand Tom's economic decision to sell his shares and we believe that Tom's ongoing role with Janus will be important in building on the tremendous success that Janus has experienced. The additional 600,000 shares of Janus common stock provide Stilwell greater flexibility in designing and implementing meaningful share ownership throughout the Janus organization as we have with our other subsidiaries. The Janus franchise continues to be vital in creating long-term value for the Janus and Stilwell shareholders - an objective that remains our ultimate priority."

---------------------------------------------------          ---------------------------------------------------
Media Contact: Kekst & Co.                                          STILWELL
  Michael Herley (212-521-4897)                                  FINANCIAL INC.

Investor Contact:                                                          920 Main Street, 21/st/ Floor
  Landon H. Rowland (816-218-2416)                                           Kansas City, Missouri 64105
    Chairman, President and CEO                                                           NYSE Symbol:SV
  Daniel P. Connealy (816-218-2412)
    Vice President and Chief Financial Officer                    Release No. 2001-24   Date:October 3, 2001
---------------------------------------------------          ---------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                  {News Release}

                                        STILWELL FINANCIAL INC. ANNOUNCES
                                         ACQUISITION OF REMAINING SHARES
                                      OF THOMAS BAILEY'S HANUS COMMON STOCK

                                                     (Page 2)
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     Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and
Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 91.6% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80%
owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                              * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated
June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended
December 31, 2000, both on file with the Securities and Exchange Commission
(Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.


                                              ............. The End